UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

GOLD AND GEMSTONE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165929	98-0642269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

204 West Spear Street, Carson City, Nevada	98703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 636-6986

Global GSM Solutions Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2012, Global GSM Solutions Inc. (the “Company”, “we”, “our”) filed a Certificate of Amendment with the Nevada Secretary of State to change our name from Global GSM Solutions Inc. to Gold and GemStone Mining Inc. and to increase our authorized capital from 75,000,000 to 400,000,000 shares of common stock, par value of $0.001. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

These amendments became effective on April 30, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

Also effective April 30, 2012, our issued and outstanding shares of common stock increased from 7,350,000 to 330,750,000 shares of common stock, par value of $0.001, pursuant to a one old for 45 new forward split of our issued and outstanding shares of common stock.

The name change, the increase of our authorized capital and the forward split were approved on April 11, 2012 by our board of directors and a holder of 54.42% of our voting securities by way of a written consent resolution. A formal meeting was not held.

The amendments became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 30, 2012 under the symbol “GGSMD”. The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol “GGSM”. Our new CUSIP number is 380485102.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Geoffrey Dart
Geoffrey Dart
President and Director

Date: April 30, 2012